Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of salesforce.com, inc.:

•

Registration statement on Form S-8 (No. 333-117860) pertaining to the salesforce.com, inc. 1999 Stock Option Plan, 2004 Equity Incentive Plan, 2004 Outside Directors Stock Plan, and the 2004 Employee Stock Purchase Plan;

•	Registration statement on Form S-8 (No.333-123656) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan;
•	Registration statement on Form S-8 (No.333-134467) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan, 2006 Inducement Equity Incentive Plan;
•	Registration statement on Form S-8 (No.333-143161) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan;
•	Registration statement on Form S-8 (No.333-151180) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan;
•	Registration statement on Form S-8 (No.333-159554) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan, 2006 Inducement Equity Incentive Plan;

of our reports dated March 11, 2010, with respect to the consolidated financial statements and schedule of salesforce.com, inc., and the effectiveness of internal control over financial reporting of salesforce.com, inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2010.

/S/    ERNST & YOUNG LLP

San Jose, California

March 11, 2010